                                                                    EXHIBIT 10.1
                               A G R E E M E N T
                                 (As Amended)

     This Agreement (this "Agreement") is entered into as of November 4, 1998, (the "Effective Date"), as amended, April 22, 1999, by and between MICROSOFT CORPORATION, a Washington corporation with principal offices at One Microsoft Way, Redmond, Washington 98052 (hereinafter "Microsoft"), and AUDIBLE, INC., a Delaware corporation with principal offices at 65 Willowbrook Boulevard, Wayne, New Jersey 07040 (hereinafter "Audible").

     WHEREAS, Audible is the creator and provider of an Internet-based service that permits customers to use a computer with an Internet browser to select and download spoken word audio files consisting of licensed and original literary, business, and entertainment works and other types of spoken word information in a secure Audible-proprietary file format, via the World Wide Web (currently using the URL "http://www.audible.com"), and to play back such Content using Audible's proprietary software or transfer to other devices (such as the Audible Mobile Player) for portable playback;

     WHEREAS, Microsoft develops, markets and licenses computer software, including operating systems software and applications;

     WHEREAS, Audible and Microsoft both desire for Audible to undertake certain development work with respect to Audible's proprietary software, pursuant to the terms and conditions of this Agreement;

     WHEREAS, Microsoft desires to license the versions of Audible's software developed pursuant to this Agreement for inclusion in certain Microsoft products, and Audible desires to license said software to Microsoft, pursuant to the terms and conditions of this Agreement;

     WHEREAS, Audible and Microsoft both desire that Microsoft shall become an authorized distributor of said software pursuant to the terms and conditions of this Agreement; and

     WHEREAS, Audible and Microsoft desire to work together to integrate Audible's Content portfolio and security technology to operate with hardware and software designed by or for Microsoft for "electronic books" capable of visually displaying text and simultaneously delivering an audio reading of the displayed text.

     NOW THEREFORE, in consideration of the premises stated above, the mutual covenants of the parties and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     DEFINITIONS
     -----------

     For purposes of this Agreement, in addition to the capitalized terms defined elsewhere herein, the following terms shall have the meanings described below:

     Affiliate means (a) an entity that controls, is controlled by, or is under
     ---------
common control with a party; or (b) an entity that shall purchase or succeed to all or substantially all of the assets of that party. "Control" means ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority), or if the entity does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, "control" means more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company or other entity. A corporation, company or other entity shall be deemed to be an Affiliate only so long as such control.

     ASF means Microsoft's Active Streaming Format version 1.0.
     ---

     Audible Software for Windows CE means the version of the Client Software to
     -------------------------------
be developed by Audible under Section 1.2 of this Agreement to run on Windows CE enabling playback of audio content, and which is capable of running as a component of Windows CE for the Palm-size PC and Windows CE for the AutoPC. The Audible Software for Windows CE shall include reasonable documentation for such software, including complete source code and design documentation.

     audible.com means the Internet-based service controlled or sponsored by
     -----------
Audible which permits customers to use a computer with an Internet browser to select, download and license copies of Content, for pay, in an Audible-proprietary file format, via a World Wide Web site currently using the URL "http://www.audible.com"

     Audible Media Player Filter means a Direct Show filter to be developed by
     ---------------------------
Audible under Section 1.1 of this Agreement to enable the Windows Media Player on Windows and current Windows NT platforms to access the Content. The Audible Media Player Filter shall include reasonable documentation for such software, including complete source code and design documentation.

     Audible Mobile Players means the portable playback device available to End
     ----------------------
Users from Audible for the purpose of downloading Content and playing it under certain terms and conditions promulgated by Audible.

     AudibleReady means the "AudibleReady" mark adopted by Audible to signify
     ------------
that designated equipment and software may be used to access Audible's Content, which designated equipment and software must meet the standards promulgated by Audible.

     Windows CE for the AutoPC means the version of Windows CE, including the
     -------------------------
user interface and associated applications, developed by Microsoft for a computing device designed for use specifically in vehicles such as automobiles.

     Client Software means Audible's proprietary software that is used as of the
     ---------------
Effective Date to download and play back the Content.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     CODEC means the software implementation of a compressor/decompressor
     -----
algorithm, which enables computing devices to play audio stored in a compatible compression format.

     Confidential Information shall have the meaning set forth in the Non-
     ------------------------
Disclosure Agreement referenced in Section 15.1.

     Content means Spoken Word Audio files consisting of licensed and original
     -------
literary, business, and entertainment works and other types of spoken word information which Audible has the right to distribute via the World Wide Web to be accessed by computing devices.

     Content Payments means (a) payments made by Audible to third parties for
     ----------------
the use or licensing or other distribution rights for specific Content items whether (i) calculated on the basis of usage of the specific Content items, or
(ii) on the basis of a flat fee, advance or other sum not derived from usage of the Content, which shall be attributable to specific items within the Content on an amortized basis over a reasonable period of time, and (b) costs incurred by Audible in the creation of original Content directly or through its agents and contractors.

     Customized Software means the Audible Media Player Filter, the Audible
     -------------------
Software for Windows CE, and any other software developed by Audible as a result of or in connection with the Development Work.

     Dedicated Reading Machines means a new class of hardware devices under
     --------------------------
development by Microsoft and its development partners and by other third parties that both (a) are designed and marketed to be used mainly for the purpose of both reading text from and listening to spoken word audio and (b) are capable of simultaneously displaying the text that corresponds with the audio that is playing, provided that neither (i) personal computers (PCs), laptop computers and general-purpose Windows CE based devices which are primarily designed for other purposes, nor (ii) audio-only devices, such as the Audible Mobile Player, shall qualify as Dedicated Reading Machines even if such devices satisfy the requirements of (a) and (b) above.

     Development Work means the work to be performed by Audible and its agents
     ----------------
under Section 1 of this Agreement.

     End User means a current or prospective customer to whom Audible or its
     --------
distributors offer to license Content for such customer's own use and not for resale or redistribution.

     First Option Payment means the sum of One Million Five Hundred Thousand
     --------------------
Dollars to be paid by Microsoft to Audible under Section 7.1 of this Agreement.

     Gross Content Revenue means the amount of actual gross cash receipts
     ---------------------
derived by Audible from the licensing of Content by Audible to End Users who access the Content through a version of the Customized Software distributed directly or indirectly by Microsoft.

     Integrated E-book Title means a single file that contains both text and
     -----------------------
audio renditions of the same work and is readable by a Dedicated Reading
Machine.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

  Integration means the combination of a version of the Customized Software with
  -----------
Microsoft Products for distribution by Microsoft as permitted under this Agreement.

  Intellectual Property means any copyrights, moral rights, maskworks, patents
  ---------------------
(including patent improvements), patent applications, patent rights, trade secrets, trademarks, trade names, service marks or other intellectual property rights under applicable law of any applicable country.

  Manager shall mean someone in the management chain of the applicable party who
  -------
is a senior executive in terms of responsibility, and who is familiar with the administration of this Agreement.

  Microsoft Products means computer hardware and/or software products developed,
  ------------------
licensed, and/or marketed by or for Microsoft.

  Net Content Revenue means the Gross Content Revenues, less (a) any Content
  -------------------
Payments, (b) Revenue Sharing Payments, (c) sales or use taxes, excise taxes, value-added taxes, and duties, and (d) any payments made by Audible to Microsoft for digital rights management, in each case attributable to the licensing of Content by Audible to End Users who access the Content through a Microsoft-distributed version of the Customized Software.

  Windows NT Media Services means Microsoft's computer software currently titled
  -------------------------
"Windows NT Media Services" and its successors, which enables computer servers to distribute streaming audio and video.

  NRE Expenditures means the costs incurred by Audible in connection with
  ----------------
Audible's development work pursuant to Sections 1.2, 1.3 and 1.4(a)(i) of this Agreement which shall consist of (a) the time spent by individuals on behalf of Audible in performing the work at a reasonable labor charge, including any overtime compensation and including direct program management, (b) an allocation for Audible's administrative expenses attributable to the implementation and management of the work, fixed at [* * *]% of labor charges under subsection (a),
(c) the cost of calls, faxes, copying, media, meals and local transportation outside of regular business hours, and other third party charges incurred by Audible in relation to the work, (d) the cost of materials, equipment, supplies, and licenses directly used in connection with the work, (e) reasonable travel and living expenses of Audible's staff and agents when away from their normal place of business to perform the work, and (f) other reasonable expenses incurred by Audible directly to perform the work.

  OEMs means Microsoft-approved original equipment manufacturers of computing
  ----
equipment distributed with Microsoft Products.

  Windows CE for Palm-size PC means the version of Windows CE, including the
  -------------- ------------
user interface and associated applications, developed by Microsoft for a palm size computing device.

  Plus! means Microsoft's collection of add-on software applications for
  -----
Microsoft's Windows 98 operating system and/or Microsoft's Windows NT 5.x operating system.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     Revenue Sharing Payments means payments (other than Content Payments)
     ------------------------
made by Audible to third parties with respect to obtaining distribution rights, OEM rights, promotion, and licensing of Client Software and Content in conjunction with Microsoft Products.

     Sample Windows Media Content means five sample titles or portions of
     ----------------------------
titles of non-secured promotional Content of Audible's choice in the ASF format compatible with Windows NT Media Services to be provided by Audible on audible.com for access and use by End Users.

     Secure or secured means encrypted or protected by any other method
     -----------------
designed to prevent unauthorized use.

     Spoken Word Audio means recorded or broadcast spoken word audio content for
     -----------------
sale in the form of audio book distribution, text based audio programming, time shifted conference proceedings, soundtracks from television broadcasts, audio business programming, and/or time shifted radio distribution.

     SiteBuilder Network means Microsoft's web-based information service to
     -------------------
assist web developers located at the URL www.microsoft.com/sitebuilder.

     Term means an initial period of five years from the Effective Date and any
     ----
renewals and extensions of this Agreement.

     Update shall mean a significant error correction, maintenance release,
     ------
major upgrade, improvement, extension and successor or replacement version of a computer software product. Updates shall be in source code and object code form.

     Windows 9x means Microsoft Windows 95 and 98 operating systems.
     ----------

     Windows CE means the 32 bit operating system and successor versions,
     ----------
designed for use with embedded, portable and mobile computing devices and designated by Microsoft as the Windows CE operating system.

     Windows Media Player means Microsoft's software for the playback of
     --------------------
streaming media on Windows 9x and Windows NT-based computers.

     Windows NT means Microsoft's Windows NT operating systems for workstations.
     ----------

1.   INTEGRATION OF PRODUCTS - AUDIBLE'S ROLE
     ----------------------------------------

     1.1  The Media Player.  Audible, with the assistance and development tools
          ----------------
from Microsoft described in Article 2 below, shall develop the Audible Media Player Filter. As part of that effort, Audible shall:

          a. develop the Audible Media Player Filter in accordance with written specifications mutually agreed to by both parties and consistent with Windows Media Player APIs to download and securely play back Audible Content on Windows and Windows NT desktops; and


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

           b. create an HTML-based web page that will, when accessed by a user of Windows Media Player dynamically assemble an application from Microsoft-provided components and other software components, which application, when combined with the Audible Media Player Filter and other required user interface elements, facilitates Windows Media Player-based playback of Content. Audible shall use and make secure one or more Microsoft-provided CODECs, as necessary to decode the Audible Content using the Windows Media Player through the Web page described in the preceding sentence.

     1.2.  The Windows CE Platform.  Audible, with the assistance and
           -----------------------
development tools from Microsoft described in Article 2 below, shall develop the Audible Software for Windows CE in accordance with written specifications mutually agreed to by both parties. The Audible Software for Windows CE shall initially be designed for Windows CE for the Palm-size PC and Windows CE for the AutoPC. Other versions of Windows CE may be added to this Development Work as determined by mutual written agreement of Microsoft and Audible, including agreement regarding any compensation to be paid to Audible for its additional development effort.

     1.3.  Synchronize Sound With Text.  Audible shall exercise reasonable
           ---------------------------
efforts, jointly with Microsoft, to evaluate and implement the use of the ASF file format, or such other formats as agreed to by the parties, to synchronize sound content with text for use in then-current versions of Windows 9x, Windows NT and Windows CE. Prior to commencement of Development Work under this Section 1.4, the parties shall agree to a reasonable project statement that will guide the direction and scope of the efforts. The parties expect that this project will result in a design document, a specification, and finally an implementation of the specification, all of which shall be owned by Microsoft (except that any Intellectual Property of Audible, preexisting as of the commencement of Development Work under Section 1.3 or created by Audible outside of any development work for Microsoft, applied in the performance of the work shall continue to be the property of Audible for all purposes and shall only be deemed licensed to Microsoft for the purposes of using the work product created under this Section).

     1.4.  The Electronic Book Platform.  (a)  Within [* * *] days of Microsoft
           ----------------------------
requesting a port and providing file format specifications Audible shall port Content from Audible's portfolio that Audible has rights to port:

           (i) to the ASF file format or, in the alternative, to any such single file format that Microsoft reasonably determines to utilize for Electronic Books content;

           (ii) at Microsoft's request, to other file formats, provided Microsoft and Audible shall first agree upon reasonable compensation and terms for Audible performing such work; and

           (iii) at Microsoft's request, to future versions of the ASF file format released during the Term as mutually agreed to by the parties and, if mutually agreed, subject to


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     Microsoft's payment of reasonable amounts to Audible to reimburse the costs of porting to such future versions;

In any case stated in (i), (ii) or (iii), as long as such file format reasonably provides adequate security for Audible's Content and generally meets Audible's business and technical needs, Audible shall port as much of its Content portfolio as Microsoft requests and for which Microsoft agrees to pay NRE Expenditures pursuant to Section 8.3. Audible shall offer such ported Content to End Users on substantially similar terms and conditions, and through substantially similar distribution channels (including without limitation audible.com), as Audible offers its other Content to End Users. If Audible determines in good faith that, given then-existing Audible resources, the Microsoft requested porting cannot be finished in [* * * ] days, then parties will discuss in good faith whether Microsoft will fund the acquisition of additional resources as part of the NRE Expenditure reimbursement, or whether the parties will extend the period for completing the porting.

     (b) Audible shall have no obligation to commence any Development Work under this Section 1.4 until such time as Microsoft has selected the file format under Section 1.4(a)(i) and provided Audible with specifications for the selected file format.

     1.5. API Specifications.  The Development Work under Section 1.1 shall be
          ------------------
consistent with Microsoft's Windows Media Player API specification.

     1.6  Audible Branding.  Audible shall, in a manner to be mutually agreed by
          ----------------
the parties and in compliance with Section 5.3(d) below, include Audible branding and promotional information in the Development Work under Sections 1.1 and 1.2.

     1.7  Implementation Schedule.  Time is of the essence in the performance of
          -----------------------
both parties under this Agreement. Audible's timely progress in the Development Work depends on the timely performance of Microsoft's obligations under this Agreement.

     1.8  Media Player Timing.  Audible shall release to the public from
          -------------------
audible.com the Audible Media Player Filter for Windows 98 and Windows NT 4.0, as set forth in this Agreement, no later than the last to occur of (a) [* * *] days after Audible releases similar software for any product or technology competitive with the Windows Media Player, or (b) [* * *] days after the commercial release of the Windows Media Player for Windows 98 and Windows NT 4.0.

     1.9  Audible Software for Windows CE Timing.  Audible shall provide to
          --------------------------------------
Microsoft the Audible Software for Windows CE, as set forth in this Agreement, on a time schedule indicated by Microsoft and agreed by Audible as necessary for required testing and modification to be included in the commercial release of Windows CE for Palm-sized PC device and the AutoPC.

     1.10 Non-Exclusivity.  Subject to Section 9 below, the Development Work
          ---------------
will be performed by Audible on a non-exclusive basis and shall not affect the right of Audible to perform research and development efforts for others or on its own behalf with respect to the same


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

or similar technologies as are the subject of this Agreement, provided that Audible shall take necessary steps to ensure that no Microsoft Intellectual Property is used or made available in connection with such other research or development efforts (unless such Intellectual Property is otherwise licensed for the use). Except as stated in Sections 7.1, 9, and 16, Audible shall have the right to use, reproduce, modify and distribute, in its discretion, derivatives of the Development Work and to use, make, license and sell products based thereon, during and after the Term of this Agreement. This shall include the right to permit the installation of the Customized Software or any portion thereof as an OEM and an after-market product for Windows-based equipment. Except as otherwise expressly provided herein, this Agreement does not grant to Microsoft any right or interest in and to any future developments by or on behalf of Audible or any new products and services offered by Audible.

     1.11  Representatives; Meeting.  Audible hereby agrees to have at least one
           ------------------------
Manager designated as the primary contact person on its behalf for matters relating to this Agreement and its implementation. Audible hereby further agrees that, at least semi-annually, during the period commencing on the Effective Date and ending on the termination or expiration of the Term, upon the written notice by Microsoft, it will meet, at a mutually agreeable time and location, to confidentially discuss the progress of work under this Agreement, product trends, implementation issues, areas of collaboration, and other related items. Audible will bear its own expenses regarding such meetings.

     1.12  Sample Windows Media Content.  Audible shall create the Sample
           ----------------------------
Windows Media Content in accordance with written technical specifications approved in advance by Microsoft, and shall deliver the Sample Windows Media Content as provided in Section 5.1.

2.   INTEGRATION OF PRODUCTS - MICROSOFT'S ROLE
     ------------------------------------------

     2.1.  The Media Player.  In connection with Audible's Development Work
           ----------------
under Section 1.1 above, Microsoft shall provide (as an express condition of such Audible Development Work) [* * *], reasonable design and technical assistance and development tools to Audible for use solely in connection with the development of the Audible Media Player Filter for Windows 9x and Windows NT.

     2.2.  The Windows CE Platform.  In connection with Audible's Development
           -----------------------
Work under Section 1.2 above, Microsoft shall provide (as an express condition of such Audible Development Work) [* * *], reasonable design and technical assistance and development tools to Audible for use solely in connection with development of the Audible Software for Windows CE for Windows CE for Palm-size PC and Windows CE for AutoPC and such other Windows CE-based platforms as Microsoft and Audible may determine.

     2.3.  The Electronic Book Platform.  In connection with Audible's
           ----------------------------
development obligations under Sections 1.3 and 1.4 above, Microsoft shall provide (as an express condition of such Audible Development Work) [* * *], reasonable design and technical assistance and development tools for use solely in connection with synchronization of sound with text under Section 1.3 and porting Content under Section 1.4. Without limitation to the foregoing,


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

Microsoft shall, with Audible's assistance, specify the interfaces, APIs, and other technical specifications necessary to synchronize Content with text content.

     2.4.  Other Software.  In connection with all Development Work, Microsoft
           --------------
shall provide, [* * * ], the Microsoft retail packaged software product set forth in Exhibit D.

     2.5   Test Equipment.  Microsoft shall provide to Audible [* * *], to the
           --------------
extent available, production models of Auto PC and Palm-sized PC devices for use to implement the Development Work.

     2.6   Representatives; Meeting.  Microsoft hereby agrees to have at least
           ------------------------
one Manager designated as the primary contact person on its behalf for matters relating to this Agreement and its implementation. Microsoft hereby further agrees that, at least semi-annually, during the period commencing on the Effective Date and ending on the termination or expiration of the Term, upon the written notice by Audible, it will meet, at a mutually agreeable time and location, to confidentiality discuss the progress of work under this Agreement, product trends, implementation issues, areas of collaboration, and other related items. Microsoft party will bear its own expenses regarding such meetings.

     2.7   Non-exclusive Relationship.  Except as explicitly provided in
           --------------------------
Sections 7.1, 9 and 16 (as applicable), nothing in this Agreement will be construed as restricting Microsoft's or Audible's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for it, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to the technology contemplated by this Agreement.

3.   TEST, ACCEPTANCE, UPDATES, AND MAINTENANCE
     ------------------------------------------

     3.1   Testing.  Microsoft shall evaluate the final version of each item of
           -------
Customized Software and shall submit a written acceptance or rejection to Audible within [* * *] days after Microsoft's receipt of each such item. Acceptance shall be in writing, and Microsoft shall not unreasonably withhold or delay its acceptance.

           (a) If Microsoft identifies and documents for Audible errors in the Development Work during the [* * *] period prior to acceptance, then Audible shall acknowledge each severity one (critical) error within [* * *], and correct any substantial or material error within the time specified in Exhibit C.

           (b) If Audible fails to make any error corrections discovered before acceptance in the correction period specified herein, then Microsoft may, at its option: (i) accept and retain the Development Work with rights as set forth in Section 4.1; (ii) extend the correction period; or (iii) only with respect to the initial delivery of each component of the Customized Software, terminate this Agreement upon written notice to Audible, with effects after termination as set forth in Section 14.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     Notwithstanding the above, the individual components of the Development Work shall be deemed accepted upon commercial distribution of the component in question, and upon completion of the [* * *] period stated above without any report of errors. Errors shall mean failure of the deliverable to comply in a substantial or material way with the agreed upon specifications.

     3.2   Updates.  During the term of this Agreement, whenever Audible creates
           -------
an Update to the functionality of the Client Software that is related to the Audible Software for Windows CE, Audible shall create a corresponding Update to the Audible Software for Windows CE and deliver such Audible Software for Windows CE Update to Microsoft no later than first commercial release of such Client Software Update. In order to facilitate the simultaneous release of any particular Client Software Update and the corresponding Audible Software for Windows CE Update, Audible will cooperate with Microsoft in the development of such Updates (including, by way of example, providing development assistance and information on such Updates). Upon receipt of any Update, Microsoft shall review and test the Update pursuant to Section 3.1. Upon Microsoft's acceptance of any Update, such Update shall be deemed to be part of the Audible Software for Windows CE for all purposes of this Agreement. If Microsoft secures unrestricted source code rights by exercising its option under Section 4.1(d)(ii), and if Microsoft then creates a derivative work of the Audible Software for Windows CE with substantially similar functionality but which is not enabled to access Audible Content, or in which access to Audible Content is afforded less than a parity position when compared to any other Spoken Word Audio, then Audible shall have the right, upon written notice to Microsoft, to discontinue its obligation to provide Updates to Microsoft under this Section 3.2.

     3.3   Ongoing Assistance.  Throughout the term, upon Microsoft's request,
           ------------------
Audible shall provide reasonable error correction and development assistance with respect to the Customized Software and derivative works that permit playback of Audible Content.

4.   GRANT OF LICENSES
     -----------------

     4.1.  Audible License Grant.  (a) Subject to the terms and conditions of
           ---------------------
this Agreement and the payment of all required fees, Audible hereby grants to Microsoft a [* * *] license as to the Customized Software, to:

     (i) use, reproduce, distribute, import, transmit, broadcast, publicly perform and display, license, rent, lease and sell in object code form the Customized Software, as a component of Microsoft Products or on a stand-alone basis for use with such Microsoft Products;

     (ii) use, make modify and create derivative works of the Audible Software for Windows CE and the Audible Media Player Filter in source code form, and to distribute such modifications and derivative works pursuant to subsection (i); and

     (iii) to grant to third parties any and all of the foregoing rights under
     (i), including the right to license such rights to further third parties.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     (b) Notwithstanding the above, the license granted by Audible to Microsoft under this Section 4.1 shall not include rights to components of the Client Software which are licensed by third parties to Audible as follows: [* * *]. Audible hereby agrees that, under the direction of Microsoft and pursuant to third-party license rights to be obtained by Microsoft for those third-party components, Audible will provide to Microsoft assistance to integrate those licensed components into the Customized Software as required. Audible shall remove from each delivery of Customized Software all software code that Audible excludes from its license pursuant to this Section 4.1(b).

     (c)  Source Code License.  The license to use source code and related
          -------------------
documentation (collectively, the "source code") for the Customized Software as stated in Section 4.1(a)(i) above shall be subject to the following terms and conditions. Such source code shall only be used under strict confidentiality obligations for purposes of:

          (i) maintaining, fixing and enhancing the Customized Software for integration with Microsoft Products, while maintaining substantially similar functionality of the Customized Software, and

          (ii) meeting Microsoft's contractual obligations to third-party licensees who have a right to request and receive the source code of Microsoft Products, in which case such disclosure shall be pursuant to the same terms and conditions applicable to disclosure of the source code of Microsoft's own programs,

     (d) Notwithstanding the foregoing, Microsoft may exercise the license rights granted hereunder in source code for the Audible Software for Windows CE free of the scope of use restrictions stated in Section 4.1(c)(i) and (ii), if and only if: (i) Audible Software for Windows CE is included in a commercial release of Windows CE for Palm-top devices or AutoPC as a standard module of such release's functionality and direct successor versions commercially released for a period of five (5) years, and for so long as Microsoft continues to promote and enable access to Audible Content via such derivative works for Audible Software for Windows CE in such versions of Windows CE, or (ii) Microsoft pays Audible a mutually agreed, one-time license fee [* * *].

     (e) Microsoft's obligation to "promote Audible Content" as used in Section 4(d)(i) shall, at a minimum, consist of the following:

          (i) Should software that allows browsing of the Internet be included in the operating system for Windows CE for Palm-top devices or AutoPC, and should such browsing software have a "Favorites" folder which includes default URLs for sites other than Microsoft sites, the URL for audible.com shall be included as a default URL in such "Favorites" folder; and

          (ii) The obligation regarding promotion and branding set forth in
Section 5.3.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     (f) Microsoft hereby agrees that the source code and any copies thereof, as well as all modifications and improvements made to the source code by or for Audible, are and remain the sole and exclusive property of Audible. Notwithstanding the foregoing sentence, all modifications, enhancements, and improvements made to the source code by or for Microsoft shall be the sole and exclusive property of Microsoft. Microsoft agrees that the source code may not be used to support a service bureau operation or for the benefit of any party other than Microsoft or its sublicensees or assignees as allowed herein. Furthermore, Microsoft agrees it shall only make reasonable number of copies of the source code in accordance with Microsoft customary product development practices. Microsoft agrees that it will not (and it will not allow others to) alter or remove any copyright, trade secret, patent, proprietary and/or other legal notices contained on or in copies of the source.

     4.2 The license rights under Section 4.1 shall be perpetual pursuant to the terms of this Agreement, provided that this Agreement is not terminated by Microsoft pursuant to Section 3.1(b) prior to acceptance of any Customized Software, or by Audible due to the default of Microsoft under the provisions of this Agreement. (For avoidance of doubt, if Microsoft does not accept only one of either the Audible Media Player Software or the Audible Software for Windows CE, then Microsoft's license shall survive only with respect to the accepted software.) If Microsoft terminates this Agreement pursuant to Section 3.1(b) without accepting any Customized Software, the license shall terminate upon termination of this Agreement. If Microsoft has not secured unrestricted source code rights pursuant to Section 4.1(d)(ii), the license shall terminate with respect to each Microsoft Product upon the release of a major new version of said Microsoft Product (i.e., a product with a higher version number to the left of the decimal point) at least six (6) months after termination of this Agreement. However, if Microsoft has secured unrestricted source code rights pursuant to Section 4.1(d)(ii), the license shall continue in perpetuity pursuant to the terms of this Agreement (without prejudice to Audible's remedies, other than termination, for Microsoft breach). In any event, existing sublicenses granted by Microsoft as of the date of notice of termination shall survive termination for the then-current term of such sublicenses.

     4.3  Sublicenses.  Sublicenses granted by Microsoft to licensees shall
          -----------
comport with the terms of this Agreement and include reasonable terms and conditions to protect Audible's Intellectual Property and Confidential Information in the same manner as Microsoft protects its own Intellectual Property and Confidential Information, and to limit liability to Audible in the same manner as Microsoft limits its own liability vis a vis the third parties.

     4.4  License to Microsoft Data and Software.  When Microsoft provides
          --------------------------------------
development tools or other software to Audible hereunder, the terms of Microsoft's standard end user license agreement included therewith shall govern Audible's use thereof to the extent not inconsistent with the terms hereof.

     5.   PROMOTION AND DISTRIBUTION OBLIGATIONS
          --------------------------------------

     5.1  Promotion by Audible. By not later than [* * *] days after beginning
          --------------------
the Development Work contemplated in Section 1.4 above, Audible shall provide the Sample


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

Windows Media Content to End Users via a link to audible.com. Audible grants Microsoft a nonexclusive, worldwide, perpetual, irrevocable license to use, reproduce, distribute, broadcast, transmit, publicly perform and display, license, rent, lease and sell the Sample Windows Media Content, and to grant third parties any or all of the foregoing rights, including the right to grant further sublicenses. Audible shall make such Sample Windows Media Content available to users free of charge, subject to the terms and conditions applicable to End Users' access to the Content and to Audible's right to cancel or terminate access by an End User to the Content for failure to abide by such terms and conditions. At the request of Microsoft, Audible shall include in audible.com in connection with the Sample Windows Media Content a reasonable amount of Microsoft branding and promotional information, as well as Audible branding and promotional information.

     5.2  Distribution By Microsoft.  Microsoft intends to promote and
          -------------------------
distribute the Audible Software for Windows CE or derivative works thereof as a component of a future version of Windows CE for Palm-size PC and a future version of Windows CE for AutoPC as well as other Windows CE based platforms to be determined by Microsoft. Furthermore, as long as the Customized Software meets Microsoft's reasonable quality criteria, Microsoft shall distribute during the Term the Customized Software, as follows:

          a. a version of the Customized Software will be included in a future release of Plus!, subject to the following conditions: (i) Microsoft has not finalized plan for future releases of Plus!, and Microsoft reserves the right to discontinue the product and change its policies regarding the distribution of third party software within Plus!; and (ii) if Microsoft continues with future versions of Plus!, Microsoft shall distribute the free version of the Customized Software in at least one version release of Plus! (i.e. one version identified by a unique whole number and tenths digit, such as 2.1 or 2.4). Audible shall make a unique, valuable commercial promotional offer to Plus! users that will not be available with any other version of the Customized Software;

          b. Microsoft will evaluate other mechanisms to enhance and expand the distribution of the Customized Software and will consider Audible's suggestions and recommendations in that regard.

     5.3  Promotion by Microsoft.  (a) During the Term, Microsoft shall endorse
          ----------------------
Audible's client/server system, as integrated with Microsoft technologies pursuant to this Agreement, as a preferred means of publishing and distributing Spoken Word Audio for Dedicated Reading Machines. Such endorsements shall be made in press releases and in appropriate consumer messaging on Microsoft web sites, including but not limited to the website located at the URL http://www.microsoft.com. Microsoft intends to [* * *]; provided, however, if Audible should not port its Content as set forth in Section 1.4(a), then Microsoft is relieved of its obligation to so [* * *].

     (b) Microsoft shall promote the Customized Software and the Audible Content [* * *] on the website located at the URL http://www.microsoft.com. for a period of [* * *] months after


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

release to market of the Customized Software. Microsoft will also provide links from such location to the Audible web site.

     (c) Microsoft shall promote the Audible Media Player Filter and make it available for download in the SiteBuilder Network, for a period of [* * *] months after Audible's release to market of the Audible Media Player Filter.

     (d) Microsoft will display the following Audible mark(s) in connection with the distribution of the Customized Software, subject to Audible's reasonable review of such use for trademark quality control purposes.

--------------------------------------------------------------------------------------------------------------------
  PLAYER                              BRANDING                                   MARK OR SUCCESSOR MARK UNLESS MS
  ------                              --------                                   --------------------------------
                                                                                 REASONABLY SUSPECTS SUCCESSOR MARK
                                                                                 ----------------------------------
                                                                                 INFRINGES A THIRD PARTY MARK
                                                                                 -----------------------------------
--------------------------------------------------------------------------------------------------------------------
 Audible Media Player                 Yes in User Interface                      Audible
--------------------------------------------------------------------------------------------------------------------
 CE Client                            Yes in CE in User Interface:  Yes for      Audible
                                      a period of one (1) year from its
                                      initial release date if stand alone
                                      application; in addition, and during
                                      the term of this Agreement, Audible
                                      shall be allowed to place an audio
                                      message in the application that will
                                      announce a brief branding message
                                      (the text of which shall be mutually
                                      agreed upon) upon the application's
                                      launch

                                      Not in User Interface, but Yes in
                                      help section if a standard module of
                                      the OS, and indicating, in a mutually      AudibleReady
                                      agreed fashion, Audible as the
                                      default or preferred source for
                                      Spoken Word Audio.

                                      ------------------------------------

                                      In Dedicated Reading Machine: Not in       AudibleReady
                                      User
--------------------------------------------------------------------------------------------------------------------

_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

--------------------------------------------------------------------------------------------------------------------
                                      Interface, but yes in help
                                      section

                                      ------------------------------------

                                      If Microsoft exercises option to [* *      None (except for appropriate
                                      *] license under Section 4.1(d), no        copyright notices where other
                                      branding requirement in derivative         such copyright notices are
                                      works of the Audible Software for          located)
                                      Windows CE (except for appropriate
                                      copyright notices where other such
                                      copyright notices are located).
--------------------------------------------------------------------------------------------------------------------

     (e) In the event Microsoft establishes during the Term a technical methodology for dynamic upgrades by which existing Windows CE-based hardware product customers and future customers of Windows CE-based hardware products can be distributed software in the form of upgrades, Microsoft shall promptly evaluate the Customized Software for distribution through that mechanism to customers of the versions of Windows CE in which Microsoft then incorporates the Customized Software. Additionally, as determined by Microsoft in its sole discretion, Microsoft may include the Audible Media Player Filter and/or the Audible Software for Windows CE in any OEM marketing programs established by Microsoft with respect to the technical methodology for dynamic upgrades.

     5.4  Level of Efforts.  Microsoft's marketing and promotional efforts in
          ----------------
regards to Audible shall be [* * *] in Plus! and running on Windows CE.

     5.5  Audio-Out Jack Specifications.  As soon as reasonably possible after
          -----------------------------
the Effective Date and during the Term, Microsoft will issue to OEMs the specification for audio-out jacks for mobile playback of audio content as an optional component in appropriate versions of Windows CE-based products that make use of the Audible Software for Windows CE for playback of Spoken Word Audio for which an audio subsystem and built-in speaker are required.

     5.6  Promotional Materials.  During the Term, each party hereby grants to
          ---------------------
the other the right to create its own promotional materials to be used in its distribution and promotion of the Customized Software and audible.com. Once approved, promotional materials may continue to be used until the party indicates in writing that further use is disapproved, after a reasonable notice period. All costs associated with the development, production and delivery of such promotional materials are the responsibility of the party creating the materials. In addition, each party grants to the other the right to use the logos and trademarks of the other party which are listed in Exhibit A hereto, pursuant to usage guidelines as may be provided from time to time, in


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

promotional materials created by that party, for as long as this Agreement is in force, subject to prior review and approval by the trademark owner for trademark quality control purposes.

     5.7  Distribution by Audible. During the term, Audible shall make the
          -----------------------
Content available on audible.com such that End Users of the Customized Software may access and use the Content, in accordance with the audible.com standard terms and conditions.

6.   CONTENT; AUDIBLE MOBILE PLAYERS
     -------------------------------

     6.1. Expansion Efforts.  Audible shall exercise commercially reasonable
          -----------------
efforts, to expand its Content in order to support Microsoft's efforts to provide for a diverse and rich audio offering for its Electronic Books project. Nothing herein shall be construed as an obligation on the part of Audible to obtain rights to textual content. Microsoft shall advise and consult with Audible concerning the acquisition of content that may be relevant to Microsoft's Electronic Book efforts.

     6.2  Purchase of Players.  On the Effective Date, Microsoft shall purchase
          -------------------
300 Audible Mobile Players at a [* * *], for a total purchase price of $50,000.

     6.3  Content Hosting.  At Microsoft's option, Audible shall, on financial
          ---------------
terms agreed to by the parties, produce and/or host Microsoft-specific audio content on Audible's web site for secure, targeted distribution to the mobile players described in Section 6.2 above for a fee to be negotiated. Any license fees required to be paid to third-parties for content that Microsoft wishes to include in its content package but for which Audible does not have a license, shall be borne by Microsoft, provided that Audible has advised Microsoft of the cost and terms for including such Content in advance. Audible shall inform Microsoft whether Audible has already licensed each item of requested content. At Microsoft's further option, Audible and Microsoft may negotiate volume discounts on the licensing of Content for use by Microsoft employees.

     6.4  Editorial Control. Audible reserves the right and discretion to
          -----------------
determine the information to be available as part of the Content and the inclusion or deletion of any item as part of Content.

7.   ELECTRONIC BOOK LICENSE AND OPTION
     ----------------------------------

     7.1. [ *** ].  In consideration for the payment by Microsoft of the First
          -------
Option Payment, Audible grants Microsoft the [* * *] to distribute Client Software or any other software or hardware permitting End Users to access and use Content ("Access Technology"), for use in connection with Integrated E-book Titles or with Dedicated Reading Machines for a period of [* * *] months commencing on the Effective Date, insofar as Audible [* * *].

     7.2  The Option.  Audible hereby grants to Microsoft an option to extend
          ----------
the [* * *] license described in Section 7.1 above, for two further periods, upon payment of the amounts stated below, as follows:

          (a) Months [* * *] - $[* * *], payable no later than the end of month [* * *];


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

          (b) Months [* * *] - $[* * *], payable no later than the end of month [* * *].

     7.3  Use of Payments.  Audible agrees to use all of the First Option
          ---------------
Payment and any subsequent option payments made by Microsoft for the purpose of [* * *], which rights may be used by Microsoft as part of the license granted in
Section 7.1 above, and may also be used by Audible in connection with its products and services.

     7.4  Content for Electronic Books.  Audible agrees to grant access through
          ----------------------------
its proprietary system to Content, in any format offered by Audible, to Microsoft or distributors designated by Microsoft for integration into Integrated E-book Titles at no more than [* * *]% of standard list price for direct sale to End Users. Audible shall use its reasonable efforts to amend existing contracts or execute new contracts to permit Audible to sublicense the distribution of Content to Microsoft and its designated distributors as part of Integrated E-book Titles.

     7.5  Limitations.  If Microsoft elects not to exercise any specific [* * *]
          -----------
option referenced in Section 7.2 above, Microsoft's right to exercise any subsequent option referred in Section 7.2 shall be waived. Notwithstanding anything contained herein to the contrary, the rights and options granted pursuant to this Section 7 shall be subject in all cases to such [ *** ] restrictions as may be applicable to Audible's underlying rights to use the Content.

8.   FEES AND ROYALTIES
     ------------------

     8.1  Content Sales Royalty.  Audible will pay Microsoft a royalty on
          ---------------------
Content licensed and distributed by Audible to each End User that activates an Audible account using a version of the Customized Software (or a derivative work thereof) distributed directly or indirectly by Microsoft as follows:

          (a) the greater of [* * *]% of Net Content Revenues or [* * *]% of Gross Content Revenues for each customer account following its activation;

          (b) the greater of [* * *]% of Net Content Revenues or [* * *]% of Gross Content Revenues for each customer account following its activation where the Customized Software is burned into ROM in devices running Windows CE;

          (c) except as otherwise stated in subparagraph (d) below, in the case of other Content licensed to be used with a Dedicated Reading Machines and/or Integrated E-book Titles, the royalty will be the greater of [* * *]% of Net Content Revenues or [* * *]% of Gross Content Revenues for each such customer account following its activation;

          (d) for each period that Microsoft chooses to exercise its option to renew [ *** ] for Dedicated Reading Machines and/or Integrated E-book Titles pursuant to Section 7 above, royalty payment obligations by Audible described in Section 8.1(c) above shall be increased as follows:

              (i) in months [* * *], to the greater of [* * *]% of Net Content Revenues or [* * *]% of Gross Content Revenues; and


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

              (ii) in months [* * *], to the greater of [* * *]% of Net Content Revenues or [ *** ] of Gross Content Revenues.

    8.2   Duration and Payment.  In all cases, these royalties will be paid
          --------------------
throughout the Term of the Agreement and cease upon the expiration or termination of the Agreement. Payments of royalties owed by Audible to Microsoft shall be made on a yearly basis within 30 days of each anniversary date of the Effective Date, accompanied by documentation for the calculation of the royalties due.

     8.3  Development Payments.  Microsoft shall pay Audible a one-time fee in
          --------------------
the amount of $200,000 for the project identified in Section 1.2. Microsoft acknowledges completion of this project and acceptance in February 1999. Microsoft shall reimburse Audible the amount of its NRE Expenditures up to a sum not to exceed $[* * *] for each of the projects identified in Section 1.3. Such NRE funds shall be non-refundable. Audible shall present to Microsoft an estimate of the expected NRE Expenditures at the commencement of each project and shall invoice Microsoft for such sums as are actually incurred on a monthly basis. If parties agree that Audible will do further development work to improve the integration of the Client Software with Windows generally, or with Windows CE-based platforms or successor products, including any platforms and upgrades of such products, or in connection with other development efforts, then the parties will negotiate in good faith to agree on the appropriate amount of Microsoft's compensation to Audible for such work.

     8.4  Audit Provisions.  Audible shall keep records in accordance with
          ----------------
generally accepted accounting principles and in sufficient detail to permit a review of the accuracy of royalty payments to Microsoft and cost reimbursements claimed by Audible under this Agreement. Such records shall be kept for three years following the payment date for royalties. Upon Microsoft's written request for an audit, Audible shall permit independent auditors designated by Microsoft, paid by Microsoft, and approved by Audible, to examine, during ordinary business hours, records, and materials of Audible for the purpose of determining royalties due Microsoft or costs requiring reimbursement by Microsoft and in such a manner as not to interfere with normal business activities. The auditor will sign a confidentiality agreement and will only disclose to Microsoft any amounts overpaid or underpaid for the period examined. Microsoft's request for an audit will be provided to Audible in writing and will be made at least sixty (60) days prior to any audit. Such request will not occur more than once each year. In the event an audit identifies an underpayment of royalties by Audible, Audible shall pay an amount equal to the sum of such underpayment, and shall reimburse Microsoft for all costs of the audit (if the underpayment is more than 5% of amounts due for the period).

     8.5  Taxes.  All taxes, duties, fees and governmental charges of any kind
          -----
(except United States or state taxes based on the net income of Audible) which are levied, assessed or otherwise imposed by or under the authority of any government or political subdivision on any royalties payable hereunder, or any aspect of this Agreement, shall be borne by Microsoft and


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

shall not be considered a part of, a deduction from, or an offset against payments due to Audible hereunder.

     8.6   No Set Off.  Payments under this Agreement are not subject to set off
           ----------
except in the event of a good faith payment dispute.

9.   NON-INTERFERENCE
     ----------------

     Audible shall not enter into any other agreement that would preclude integration during the Term of any Audible audio technologies or Content with Dedicated Reading Machines, Windows Media Player, and/or versions of Windows CE. Nothing herein, except for [ *** ], shall be deemed a warranty that all Content is available for use via Microsoft Products based on Windows 95 and 98 and Windows NT. Audible reserves the right to exclude Content for which Audible may not possess the required licensed rights, and to acquire individual items of Content, if it is beneficial to Audible's business in its reasonable opinion, which may not permit distribution of such Content via all or some Microsoft Products.

10.  INTELLECTUAL PROPERTY RIGHTS
     ----------------------------

     10.1. Audible Property.  Notwithstanding any provision of this Agreement
           ----------------
to the contrary, Microsoft hereby acknowledges and agrees that, as between Audible and Microsoft, and for all purposes under the laws of all countries, including Section 117 of the United States Copyright Act, as amended, Audible owns, will own, and at all times shall continue to own, any and all Intellectual Property in and to Client Software, audible.com, Content licenses, all material it creates or provides as part of the Development Work, and all related documentation and information provided to Microsoft, including without limitation any updates, upgrades, patches, or other functionality of any description arising from any of them, and all pre-existing Audible algorithms, security data, software, and Audible hardware (the "Audible Intellectual Property").

     10.2  Microsoft Property.  Notwithstanding any provision of this Agreement
           ------------------
to the contrary, Audible hereby acknowledges and agrees that, as between Audible and Microsoft, and for all purposes under the laws of all countries, including
Section 117 of the United States Copyright Act, as amended, Microsoft owns, will own, and at all times shall continue to own, any and all Intellectual Property in and to Microsoft Products, Microsoft's Electronic Books development, the results of the joint project under Section 1.3 hereof, and the Audible Media Player Filter components contributed by Microsoft, and all related documentation and information provided to Audible, including without limitation any updates, upgrades, patches, or other functionality of any description arising from any of them, and all pre-existing Microsoft algorithms, security data, software, and Microsoft hardware (the "Microsoft Intellectual Property").

     10.3  Notices on Copies.  (a)  Microsoft shall place notice substantially
           -----------------
similar to the following on all tangible media containing copies of any Customized Software:

           (C) 199x by Microsoft Corporation and its suppliers. All rights reserved..

     (b) Microsoft shall place the following notice in all distributed copies of the Customized Software:

                             Copyright (c) 1998 by
                                 Audible, Inc.
                              All Rights Reserved

     10.4  Trademarks.  Microsoft hereby acknowledges that Audible claims
           ----------
"Audible", "audible.com", "AudibleReady" and all other variations of "Audible" used by Audible in connection with its products and services as trademarks belonging to Audible. Audible hereby acknowledges that Microsoft claims the marks listed as Microsoft trademarks in Exhibit A as trademarks belonging to Microsoft. The parties hereby agree that the use by it of any trademark of the other pursuant to rights granted under this Agreement shall not create any right, title or interest, in or to the other's marks and that any and all goodwill associated with the trademarks of the other party shall belong to that party.

     10.5  Proprietary Notices.  Each party agrees that it will not (and it will
           -------------------
not allow others to) alter or remove any copyright, trade secret, patent, proprietary and/or other legal notices contained on or in copies of the intellectual property and any other tangible materials provided by one party to the other. The existence of any copyright notice on software or any written works shall not be construed as an admission, or be deemed to create a presumption, that publication of such materials has occurred.

     10.6  No Other Rights.  Except as expressly provided in this Agreement, no
           ---------------
license under any patents, copyrights, trademarks, trade secrets or any other intellectual property rights, express or implied, are granted by either party under this Agreement.

11.  LIMITED WARRANTY
     ----------------

     11.1  Warranty.  Audible represents and warrants to Microsoft that, (i) it
           --------
has all rights and authority necessary to perform under this Agreement; (ii) the Client Software and Customized Software, and the Audible marks listed in Exhibit A do not infringe any patent, copyright, trade secret, trademark, right of privacy or publicity, or other intellectual property rights of any third party; and (iii) it will perform all services under this Agreement in a workmanlike manner, by qualified personnel, in accordance with high professional standards. Microsoft represents and warrants to Audible that (i) it has all rights and authority necessary to perform under this Agreement, (ii) the information, software and tools provided to Audible under Section 2 do not infringe any patent, copyright, trade secret, trademark or other intellectual property rights of any third party.

     11.2  Disclaimer.  THE WARRANTIES CONTAINED IN SECTION 11.1 ABOVE IS A
           ----------
LIMITED WARRANTY AND ARE THE ONLY WARRANTIES MADE BY THE PARTIES. EACH PARTY MAKES NO OTHER WARRANTY EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

INFRINGEMENT. NEITHER PARTY PROVIDES A WARRANTY THAT OPERATION OF SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

12.  INDEMNIFICATION
     ---------------

     12.1  Defense.  Each party (the "indemnifying party") shall, at its expense
           -------
and the other party's ("other party") request, defend any claim or action brought against the other party, and the other party's subsidiaries, affiliates, directors, officers, and employees, to the extent it is based upon a claim that,
(i) if true, would constitute a breach of the indemnifying party's warranties under Section 11.1; (ii) is based on any product or service offered by the indemnifying party, except to the extent arising from the contributions of the other party; or (iii) is based on damage to property or injury to person caused by the employees, permittees, or agents of the other party. To the extent the other party requests that the indemnifying party defend such claim, the party requesting indemnification shall (i) provide the indemnifying party reasonably prompt notice in writing of any such claim or action and permit the indemnifying party, through counsel mutually acceptable to both parties, to answer and defend such claim or action; and (ii) provide the indemnifying party information, assistance and authority, at the indemnifying party's expense, to help the indemnifying party to defend such claim or action. In such event, the other party will have the right to employ separate counsel at its own cost and participate in the defense of any claim or action which the indemnifying party is defending. The indemnifying party may not settle any claim or action under this Section 12 on the other party's behalf without first obtaining the written consent of the other party, which permission will not be unreasonably withheld or delayed.

     12.2  Indemnity.  Regardless of whether the other party requests the
           ---------
indemnifying party to defend, the indemnifying party will indemnify and hold the other party harmless from and against any damages finally awarded against the other party or agreed pursuant to a settlement, and any costs and fees (including without limitation, attorneys' fees other than fees for separate counsel under Section 12.1) reasonably incurred by the other party that are attributable to such a claim or action; provided, however, that:

     (i) the indemnifying party will not be responsible for any settlement made by the other party without the indemnifying party's written permission, which permission will not be unreasonably withheld or delayed,

     (ii) if the indemnifying party has replaced or corrected infringing materials, pursuant to Section 12.4, its indemnity obligation will in no event include the damages accruing as a result of the other party's failure to adopt, use and distribute (on a prospective basis only) such replacement or corrected version as soon as reasonably possible

     (iii) if the indemnifying party is defending a claim pursuant to the other party's request, and if the other party unreasonably withholds consent to a settlement proposed by the indemnifying party, the maximum amount that the indemnifying party will be responsible for shall be the amount payable under such settlement plus any costs and fees that the other party would have incurred in connection with such claim if it had been so settled.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     12.3  Publicity Regarding Settlement.  In the event the other party and the
           ------------------- ----------
indemnifying party agree to settle a claim or action, each party agrees not to publicize the settlement without first obtaining the written permission of the other party to this Agreement, which permission will not be unreasonably withheld.

     12.4  Duty to Correct.  Should Audible's Client Software or Customized
           ---------------
Software ("Audible Infringing Materials"), or Microsoft's information, software and tools provided to Audible under Section 2 or software tools licensed under
Section 4.3 ("Microsoft Infringing Materials"), or any portion thereof, be held to constitute an infringement in breach of the warranties under Section 11.1 and use as contemplated by this Agreement be enjoined, the providing party shall notify the other party and immediately, at the expense of the providing party:
(i) procure for the other party the right to continue use of such Infringing Materials or portion thereof, as applicable, as licensed in this Agreement; or
(ii) replace or modify the Infringing Materials or portion thereof with a version that is non-infringing, with equivalent functionality in all material respects.

     12.5 THIS SECTION STATES THE ENTIRE LIABILITY OF THE PARTIES TO EACH OTHER WITH RESPECT TO THIRD PARTY CLAIMS FOR INFRINGEMENT OR MISAPPROPRIATION.

13.  LIABILITY, DAMAGES AND DISCLAIMERS
     ----------------------------------

     13.1  Limitation of Liability.  Except in connection with payments due to
           -----------------------
third party indemnification under this Agreement and except for claims relating to the infringement or misappropriation of the intellectual property or confidential information of a party, IN THE EVENT EITHER PARTY IS FOUND LIABLE TO THE OTHER FOR ANY MATTER RELATING TO OR ARISING FROM THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, THE TERMINATION OF THIS AGREEMENT, THE OPERATION OR USE OF SOFTWARE, OR A PARTY'S SERVICES, THAT PARTY'S LIABILITY THEREFOR SHALL NOT EXCEED THE GREATER OF [* * *] DOLLARS OR [* * *] THE AMOUNT PAID BY MICROSOFT HEREUNDER; PROVIDED THAT THIS LIMITATION DOES NOT APPLY TO OBLIGATIONS ARISING UNDER SECTION 12 OR SECTION 15. THE LIMITATION IN THIS
SECTION IS A MATERIAL TERM IN THE PARTIES' AGREEMENT.

     13.2  Limitation of Damages.  Except in connection with payments due to
           ---------------------
third party indemnification under this Agreement and except for claims relating to the infringement or misappropriation of the intellectual property or disclosure of confidential information of a party, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY: (A) SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATED TO THE OPERATION OR USE OF DEVELOPMENT WORK OR SERVICES, INCLUDING SUCH DAMAGES, WITHOUT LIMITATION, ARISING FROM LOSS OF OR DAMAGE TO DATA OR PROGRAMMING, LOSS OF REVENUE OR PROFITS, FAILURE TO REALIZE SAVINGS OR OTHER BENEFITS, DAMAGE TO


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

EQUIPMENT, AND CLAIMS BY ANY THIRD PERSON, EVEN IF THE PARTIES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND (B) CLAIMS MADE A SUBJECT OF A LEGAL PROCEEDING MORE THAN 24 MONTHS AFTER ANY SUCH CAUSE OF ACTION FIRST AROSE; PROVIDED THAT THESE LIMITATIONS DO NOT APPLY TO OBLIGATIONS ARISING UNDER
SECTION 12 OR SECTION 15..

     13.3  Disclaimer.  THE PARTIES HEREBY EXPRESSLY DISCLAIM ANY LIABILITY OR
           ----------
DAMAGES IN EXCESS OF THE LIMITS PROVIDED FOR ABOVE.

14.  TERM
     ----

     14.1. Term.  The term of this Agreement shall commence on the Effective
           ----
Date and continue for an initial period of five years unless terminated earlier pursuant to Section 14.2. hereof (the "Term"). This Agreement will be automatically renewed for additional two year periods without notice unless either party notifies the other party in writing at least 90 days prior to expiration of the current term that it wishes not to renew this Agreement.

     14.2. Termination.  This Agreement shall terminate as provided below:
           -----------

           a.  Audible may, at its option, terminate this Agreement upon thirty
     (30) days' advance written notice to Microsoft in the event that Microsoft shall: file for bankruptcy or suffer an involuntary bankruptcy that is not dismissed within ninety (90) days; or cease to conduct operations in the ordinary course of business; or fail to comply with any of its material obligations under this Agreement, which failure to comply shall be continuing for thirty (30) days following Microsoft's receipt of written notice from Audible stating the nature of Microsoft's non-compliance;

           b. Microsoft may, at its option, terminate this Agreement upon thirty (30) days' advance written notice to Audible in the event that Audible shall: file for bankruptcy or suffer an involuntary bankruptcy that is not dismissed within ninety (90) days; or cease to conduct operations in the ordinary course of business; or fail to comply with any of its obligations under this Agreement, which failure to comply shall be continuing for thirty (30) days following Audible's receipt of written notice from Microsoft stating the nature of Audible's non-compliance.

     14.3. Continuing Liability.  The notification by either party of its
           --------------------
intent to terminate this Agreement does not relieve either party of any obligations which have accrued under the terms and conditions of this Agreement, inclusive of those terms and conditions which extend beyond the date of termination.

     14.4  Effect of Termination.  Upon termination of this Agreement for any
           ---------------------
reason, the rights and obligations hereunder (except obligations for payments) shall terminate, except that the provisions relating to license rights (to the extent indicated in Section 4.2 above and provided Microsoft has paid to Audible all fees payable under this Agreement), proprietary rights, confidentiality, and indemnification shall remain in effect. Upon a request by any party hereto, confidential information of one party in the possession of the other shall be returned except to the


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

extent necessary for the receiving party to continue exercising its rights after the termination or expiration of this Agreement or to protect its legal rights hereunder. Termination or expiration shall not effect the confidential nature of such information.

15.  CONFIDENTIALITY
     ---------------

     15.1  Obligations.  The information and software (including CODECs, source
           -----------
code and documentation therefor) exchanged by the parties hereunder, including the terms and conditions hereof, shall be subject to the Non-Disclosure Agreement ("NDA") between the parties dated June 5, 1998, which is attached hereto as Exhibit B. For purposes of this Agreement such NDA shall be read as
(i) applying to information and software disclosed by the parties during the Term in connection with the transactions contemplated herein, and (ii) with respect to any particular information, having a term that survives as long as the applicable information (including without limitation the source code of either party) remains within the definition of Confidential Information.

     15.2  Intellectual Property.  Notwithstanding the above, the parties agree
           ---------------------
that whether or not intellectual property of the parties (including copyrighted works) is disclosed in confidence, the intellectual property rights of the parties shall remain in effect in accordance with the laws applicable to the intellectual property in question. Nothing in this Section is intended to affect the understandings of the parties elsewhere in this Agreement with respect to ownership and use of intellectual property.

16.  [* * *]

     16.1  Microsoft.  Microsoft hereby agrees that, during the Term, [* * *]
           ---------

     16.2  Audible.  For as long as Microsoft has made the payments under
           -------
Sections 7.1 and 7.2 above, Audible hereby agrees that, during the Term, [* *
*].

     16.3  General.  Each party agrees that, in addition to other remedies
           -------
provided at law or in equity, upon a breach by such party of the covenant contained in this Section 16, the other party shall be entitled to an injunction against the breaching party, and any third parties in concert with the breaching party, prohibiting further breach of the covenant contained herein. The parties agree that it is impossible to measure in money the damages that may accrue to the nonbreaching party by reason of the breaching party's failure to obey the covenant stated above. Therefore, in the event of a breach or a threatened breach by a party of the covenant in this Section 16, the parties agree that such covenant may be enforced by a court of competent jurisdiction by a decree for specific performance, in addition to other remedies nonbreaching party may have.

     EACH PARTY HAS CONSULTED WITH COUNSEL, HAS READ THIS SECTION 16, AND AGREES THAT THE CONSIDERATION PROVIDED HEREUNDER IS FAIR AND REASONABLE AND FURTHER AGREES THAT [* * *] CONTEMPLATED IN THIS SECTION 16 ARE LIKEWISE FAIR AND REASONABLE.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

17.  GENERAL PROVISIONS
     ------------------

     17.1  Entire Agreement.  This Agreement and its schedules constitute the
           ----------------
entire agreement of the parties on the subject matter of this Agreement and supersedes all prior agreements and understandings which may exist between the parties, with respect to the subject matter hereof. All amendments to this Agreement must be in writing and signed by both parties.

     17.2  Assignment. Neither party may assign or transfer this Agreement or
           ----------
any rights granted to it hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. For the purposes of this Agreement, a merger, consolidation, or other corporate reorganization, or a transfer or sale of a controlling interest in a party's stock (excluding such transactions with existing shareholders, transfers to relatives by operation of law, or sale of securities in the public market, none of which result in a new single entity or affiliated group of entities gaining control of such party), or of all or substantially all of its assets (collectively, a "Corporate Transfer") shall be deemed to be an assignment.

           (a) In the event Microsoft does not consent to a Corporate Transfer or consents to a Corporate Transfer with conditions that are not acceptable to Audible, and if Audible wishes to pursue the Corporate Transfer, then Microsoft may terminate this Agreement (except for the provisions that survive as stated elsewhere in this Agreement) as its sole remedy and Audible may continue with the proposed Corporate Transfer. Such termination shall not result in any liability from one party to the other except for amounts that were due and payable on the date of termination. Subject to the preceding two sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

           (b) (i) If, at any time during which Microsoft holds [ *** ] rights under Section 7, Microsoft shall have the right of first negotiation on any Corporate Transfer as follows: If Audible receives an unsolicited proposal from a third party (a "Solicitor") that Audible wishes to pursue (except during the six (6) month period set forth in the sixth sentence below), or Audible determines to solicit proposals or otherwise enter into discussions that would result in a Corporate Transfer, Audible shall give written notice to Microsoft of such occurrence (a "Corporate Transfer Notice"). Microsoft shall have seven
(7) days after receipt of the Corporate Transfer Notice to provide notice to Audible in writing (a "Negotiation Notice") of its desire to negotiate in good faith with Audible regarding a Corporate Transfer involving Microsoft. If Microsoft does not deliver such Negotiation Notice within 7 days of receipt receiving the Corporate Transfer Notice, Audible will be free to negotiate with any third party or parties regarding a Corporate Transfer. If Microsoft delivers a Negotiation Notice to Audible within 7 days of Microsoft receiving the Corporate Transfer Notice, then (A) Audible will furnish to Microsoft such relevant and pertinent information about Audible as may be appropriate to enable Microsoft to engage in good faith negotiations, and (B) the parties will negotiate exclusively in good faith regarding a Corporate Transfer until no later than 21 days from the date Microsoft received the Corporate Transfer Notice. If, after 21 days, the parties cannot come to terms regarding a Corporate Transfer of Audible, Audible will be free to negotiate with any third party or parties regarding a Corporate Transfer. If a definitive agreement for a Corporate Transfer has not been entered into by Audible and any such third party


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

or parties within six (6) months from the date of a Negotiation Notice delivered by Audible to Microsoft, then the right of first negotiation process described above in this Section 17.2(b) will again apply as if no such original Negotiation Notice had been delivered to Microsoft. No Corporate Transfer that occurs in violation of the process outlined above shall be valid. If Audible makes a Corporate Transfer to a third party purchaser in accordance with the terms of this Section 17.2, this Section 17.2 shall not apply to that third party purchaser, unless the purpose of the Corporate Transfer was to circumvent or defeat this Section 17.2. Clause (A) of this subsection (i) will not require Audible to disclose to Microsoft the name of the Solicitor, or the amount of any proposal or offer from such Solicitor and the material terms thereof or such other information as would be reasonably expected to allow Microsoft to derive the identity of the Solicitor if such information is subject to a non-disclosure agreement and such information has not been provided by Audible to any other third party other than professional advisors of Audible.

               (ii) During any period in which the provisions of Section 17.2(b)(i) are effective and any representative or affiliate of Microsoft serves as a member of the Board of Directors of Audible (the "Director"), the Director shall not participate in any discussions, deliberations or proceedings of the Board of Directors with respect to its consideration of any Corporate Transfer.

     17.3  Internal Dispute Resolution.  In the event of any problem, claim, or
           ---------------------------
dispute arising from, out of, or based upon this Agreement, or the business relationship between the parties, the aggrieved party shall promptly notify the other party of the existence of the problem, claim, or dispute, and such other party shall promptly undertake all reasonable efforts to resolve the matter, including but not limited to, submitting such problem, claim or dispute for resolution to a Manager of each party. The Managers shall make a good faith effort to resolve the dispute as quickly as possible. In the event that the Managers cannot resolve such dispute within twenty (20) days the matter may at the option of either party, be submitted for resolution to each party's chief executive with overall responsibility for the subject matter in dispute for a period of twenty (20) days.

     17.4  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the law of the State of Washington applicable to contracts between residents of the State of Washington, and entered into and performed entirely in the State of Washington. Any action instituted by either party arising out of this Agreement shall only be brought, tried and resolved in the State of Washington.

     17.5  Severability.  If any provision of this Agreement or the application
           ------------
thereof to any person or circumstances shall, for any reason and to any extent, be void or unenforceable, the application of the remainder of this Agreement to such person or circumstances and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably reflect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     17.6. Relationship.  Nothing in this Agreement or in the activities
           ------------
contemplated by the parties pursuant to this Agreement shall be deemed to create an agency, partnership, employment or joint venture relationship between the parties. Each party shall be deemed to be acting solely on its own behalf and, except as expressly stated, has no authority to pledge the credit of, or incur obligations or perform any acts or make any statements on behalf of, the other party. Neither arty shall represent to any person or permit any person to act upon the belief that it has any such authority from the other party. Neither party's officers or employees, agents or contractors shall be deemed officers, employees, agents or contractors of the other party for any purpose.

     17.7  Agreement Announcement.  The parties agree that upon execution of
           ----------------------
this Agreement, both parties may announce and/or confirm the existence of this Agreement to the business, trade and general press, or to any other person or entity provided that the parties agree on the content, and date of the announcement, and venue and vehicle for the announcement.

     17.8. No Waiver.  No waiver of any breach of the Agreement shall be deemed
           ---------
to be a waiver of any subsequent breach.

     17.9  Force Majeure.  Neither party will be liable for any failure or delay
           --------------
in its performance under this Agreement due to causes, including, but not limited to, and act of God, an act of civil or military authority, fire, epidemic, flood, earthquake, riot, war, sabotage, labor shortage or dispute, and governmental action, which are beyond its reasonable control; provided that the delayed party: (a) gives the other party written notice of such cause promptly, and in any event within 15 days of discovery thereof; and (b) uses its reasonable efforts to correct such failure or delay in its performance.

     17.10 Attorneys' Fees.  A prevailing party in an action to enforce this
           ---------------
Agreement shall have the right to collect from the other its reasonable expenses incurred in enforcing this Agreement including attorneys' fees.

     17.11 Construction of Agreement.   This Agreement has been negotiated by
           -------------------------
the parties hereto, shall be deemed to have been drafted by both parties, and the language hereof shall be construed neutrally and not for or against any party. Where appropriate the singular shall include the plural. The headings of this Agreement are only for convenience and not intended to convey any substantive meaning. In the event of a conflict between the provisions of the Agreement and the provisions of any exhibit, the provisions of the exhibits shall control to the extent of the conflict but otherwise the two shall be read together as much as possible.

     17.12 Notices.  All notices, requests or other communication required or
           -------
permitted hereunder shall be given or made in writing and shall be (i) delivered personally (including commercial carrier), (ii) sent by overnight mail service, postage prepaid or (iii) sent by telecopier with confirmation of receipt and a copy by regular mail, addressed to the person stated below, at the address noted at the beginning of this Agreement, or at such other address as may from time to time be designated by such party to the other in writing.

     If to Audible:

_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

            Audible, Inc.
            65 Willowbrook Blvd.
            Wayne, NJ  07470
            Attn: Managing Director, Business/Legal Affairs
            Phone: 973-890-4070
            Fax: 973-890-2442

     With a copy to:

            PIPER & MARBURY L.L.P.
            1200 19th Street, N.W.
            Washington, D.C.  20036
            Attention:  Edwin M. Martin, Jr., Esq.

     If to Microsoft:

            Microsoft Corporation
            One Microsoft Way
            Redmond, WA  98052-6399
            Attn.: Vice President, Technology Development
                   --------------------------------------
            Phone: (425) 936-8180
                   --------------
            Fax: (425) 936-7329
                 --------------

     With a copy to:

            Law & Corporate Affairs
            Fax: (425) 936-7409

     Any notice, request or other communication shall be deemed to have been given and to be effective upon receipt or refusal by the addressee. Any party may change its address for notices hereunder, effective upon giving of notice of such change hereunder to the other party.

     17.13  Other Remedies.  Unless expressly stated to the contrary, subject to
            --------------
the appropriate limitations of liability herein contained, any and all remedies herein expressly conferred upon a party shall be deemed cumulative and not exclusive of any other remedy conferred hereby or by law, and the exercise of any one remedy shall not preclude the exercise of any other.

     17.14  Counterparts.  This Agreement may be executed in two or more
            -------------
counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     17.15  Exports. Each party shall be responsible for its own compliance with
            ---------
all applicable export laws and regulations in its distribution of the Customized Software and other Development Work. Upon request, each party shall reasonably cooperate with the other party to assist with such compliance.


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the undersigned, with authority to do so and intending to be legally bound, as of the date first above written.


WITNESS:                                      AUDIBLE, INC.

                                              /s/ Andrew J. Huffman
_________________________________
Name                                          Name:  Andrew J. Huffman
                                              Title:  President and CEO

WITNESS:                                      MICROSOFT CORPORATION



                                              /s/ Dick Brass
_________________________________
Name                                          Name:  Dick Brass
                                              Title:  Vice President


_____________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.